Exhibit 99.1

Fluent, Inc. Announces Preliminary Financial Metrics for 2019

NEW YORK, NY – January 14, 2020 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today announced that it expects to exceed its previously provided guidance for full-year 2019. These expectations are based on preliminary financial data and subject to final reporting and audit procedures. The Company's updated outlook and previously provided guidance are reflected below:

Full-Year and Fourth Quarter 2019

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Full-year 2019 revenue is now anticipated to be $280.8 - $281.8 million, representing growth of 12% compared to full-year 2018 and an increase from previous guidance of $265 - $267 million. This reflects anticipated fourth quarter revenue of $79.1 - $80.1 million.

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Media Margin is now anticipated to be in the range of $93.0 - $94.0 million, representing an increase from previous guidance of $87 - $88 million. This reflects anticipated fourth quarter Media Margin of $25.7 - $26.7 million.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "The improvement in our core commercial trending we noted in early November gained considerable further traction as the quarter progressed, closing out the year on a particularly strong note. We look forward to discussing our final full-year results in March."

As previously announced, the Company is scheduled to present at the 22nd Annual Needham Growth Conference on Wednesday, January 15 at 8:40am Eastern time, and will participate in one-on-one meetings throughout the course of the day. The presentation will be webcast live and archived at http://wsw.com/webcast/needham94/flnt. Additionally, the Company has made an investor presentation available on the Investor Relations section of its website at http://investors.fluentco.com/.

Definitions of Non-GAAP Financial Measures

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a leading performance marketing company with an expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party data asset of opted-in consumer profiles, Fluent, Inc. drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations, including the integration of the AdParlor business and other acquired business units or personnel; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights, or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Contact Information:
Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com